Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director, officer or both, of PSYCHEMEDICS CORPORATION, a Delaware corporation (hereinafter the “Corporation”), does hereby constitute and appoint, RAYMOND C. KUBACKI and PATRICK J. KINNEY, JR., with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or either of them, deem advisable to enable them to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Corporation which may be offered or delivered to participants in the Psychemedics Corporation 2006 Incentive Plan (referred to as the “Plan”) including specifically, but without limitation of the general authority hereby granted, the power of authority to sign his or her name as director or officer, or both, of the Corporation, as indicated below opposite his or her signature:

(i)	to the registration statements on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said shares of common stock of the Corporation and to the prospectuses or any amendments, supplements or revisions thereof, to be filed with said registration statements on Form S-8 or with any amendments or post-effective amendments to said registration statements on Form S-8;

(ii)	to any amendments or post-effective amendments or deregistrations as shall be necessary or appropriate to any registration statements on Form S-8 heretofore filed under said Securities Act with respect to shares of common stock of the Corporation;

(iii)	to said prospectuses or any amendments, supplements or revisions thereof to be filed with any registration statements on Form S-8 (or with any amendments or post-effective amendments thereto) heretofore filed under said Securities Act with respect to shares of common stock of the Corporation; and each of the undersigned does hereby fully ratify and confirm all that said attorney and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 25th day of May, 2021.

Signature	Title

/s/ Raymond C. Kubacki	President, Chief
Raymond C. Kubacki	Executive Officer,
Director (principal
executive officer)

/s/ Andrew Limbek	Vice President,
Andrew Limbek	Controller
(principal financial
officer)

/s/ Robyn C. Davis	Director
Robyn C. Davis

/s/ Harry F. Connick	Director
Harry F. Connick

/s/ Walter S. Tomenson	Director
Walter S. Tomenson

/s/ Fred J. Weinert	Director
Fred J. Weinert